Exhibit 24

                                POWER OF ATTORNEY

I, William E. Clark, Director of Simmons First National Corporation, hereby constitute, appoint and authorize John L. Rush, David W. Garner, or Piper P. Erwin to execute on my behalf any Form 3's, Form 4's or Form 5's required to be filed with the United States Securities and Exchange Commission at any time until such time as I revoke this power of attorney in writing.






1-25-06                                     /s/ William E. Clark
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Date                                                 Signature